Exhibit - 10 ii



                           Reimbursement Agreements


The Scott James Fund will reimburse officers and directors not affiliated with the Investment Adviser to compensate for travel expenses associated with performance of their duties. As the Fund grows in total assets, the Board of Directors may place them on salaries commensurate with their duties.

The Fund has no plans to compensate officers, employes and directors who are affiliated with the Investment Adviser except indirectly through payment of the management fee.




























                                     - 1 -
Back Page of Prospectus:

ADDITIONAL INFORMATION
This Prospectus omits certain information contained in the registration statement on file with the Securities & Exchange Commission. The registration statement may be inspected without charge at the Commission's Public Reference Room in Washington, D.C. and copies of all or part thereof may be obtained upon payment of the fee prescribed by the Commission. Information on the operation of the public reference room may be obtained by calling 1-800-SEC-0330. Reports and other information about the Fund are available on the Commission's Internet site at http://www.sec.gov and copies of this information may be obtained upon payment of a duplicating fee by writing the Public Reference Section of the Commission, Washington, D.C., 20549-6009.
You may also e-mail the Public Reference Room at publicinfo@sec.gov. Shareholders may also direct inquiries to the Fund by phone or at the address given on page 1 of this Prospectus.


The Investment Company Act File Number for the Fund is #811-909